Exhibit 10.02

October 5, 2021

Ceribell, Inc.

ATTN: VP of Operations

360 N. Pastoria Ave.

Sunnyvale, CA 94085

To Whom it may concern,

Subject: Lease Commencement Date

I am writing on behalf of the owners of WTA Pastoria II LLC to confirm that Ceribell, Inc. will be allowed to take possession of the premises at 360 N. Pastoria Avenue, Sunnyvale, CA as of October 15th, 2021 with all terms and conditions of the lease in full effect starting that date except the rent schedule which will start November 1st, 2021.

Therefore, the Lease Commencement Date will be set as November 1st, 2021 and will end sixty-three (63) months after on January 31, 2027. The rent schedule shall be as follows:

Period	Monthly Rent (NNN)

11/01/21 - 01/31/22	$0.00 (Tenant shall pay all operating expenses)
02/01/22 - 10/31/22	$63,960.00
11/01/22 - 10/31/23	$65,879.00
11/01/23 - 10/31/24	$67,855.00
11/01/24 - 10/31/25	$69,890.00
11/01/25 - 10/31/26	$71,988.00
11/01/26 - 01/31/27	$74,147.00

Except as modified herein, all other terms and conditions of the Lease remain in full force and effect.

Sincerely,	Agreed:
/s/ Daniel Rogy

Michelle Dillabough	By:	DANIEL ROGY
Vice President	Title:	VP of Operations